                                                                  EXHIBIT 10(cc)

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

          THIS FIRST AMENDMENT, dated as of August 1, 2003 (this "FIRST AMENDMENT"), is by and among CANTEL MEDICAL CORP., a Delaware corporation (the "BORROWER"), the Lenders and Fleet National Bank ("FLEET"), as the Initial Issuing Bank, the Swing Line Bank and the Administrative Agent for itself and the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                             PRELIMINARY STATEMENTS

          (A) The Borrower, the Lenders and Fleet National Bank, as the Initial Issuing Bank, the Swing Line Bank, the Administrative Agent and PNC Bank, National Association, as Documentation Agent, are parties to the Credit Agreement, dated as of September 7, 2001 (as amended to the date hereof, the "CREDIT AGREEMENT").

          (B) The Borrower has requested that the Lenders consent to (i) the acquisition (the "MAR COR ACQUISITION") of Mar Cor Services, Inc. d/b/a Mar Cor Medical Services Inc., a Pennsylvania corporation ("MAR COR") by the Borrower, the acquisition of Biolab Equipment Atlantic, Ltd., a Pennsylvania corporation ("BEAL") by Borrower (the "BEAL ACQUISITION") and the acquisition of Biolab Equipment Ltd., a Canadian corporation, Biolab Equipment Canada Ltd., a Canadian corporation and Biolab Equipment Quebec Ltd., a Canadian corporation ("BEQL") by Carsen Group Inc. (the "BIOLAB GROUP ACQUISITION" and collectively, with the Mar Cor Acquisition and the BEAL Acquisition, the "ACQUISITIONS"); (ii) the increase of the amount outstanding under the Term A Loan from $21,000,000 to $25,000,000 and (iii) the increase of Debt permitted pursuant to the Canadian Credit Agreement from $5,000,000 to $7,000,000.

          (C) The Borrower has requested that the Lenders amend the Credit Agreement as more fully set forth below.

          (D) The Administrative Agent and the Lenders are willing to consent to the Acquisitions, the increase of the amount outstanding under the Term A Loan, the increase of Debt permitted pursuant to the Canadian Credit Agreement and to amend the Credit Agreement on the terms and conditions set forth herein.

          (E) The terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1. Consents to Acquisitions, Term A Borrowing Increase and Term A
Advance.

     SECTION 1.1. Notwithstanding the provisions of Section 6.4 of the Credit Agreement, the Administrative Agent and the Lenders hereby consent to the Acquisitions.

     SECTION 1.2. The consent set forth in Section 1.1 of this First Amendment is subject to the satisfaction of each of the conditions precedent set forth in
Section 5 of this First Amendment and shall be limited precisely as written and shall not be deemed to (a) be a waiver, amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as set forth in this Article 1 (subject to the terms and conditions set forth herein), or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender Party now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

     SECTION 1.3. TERM A ADVANCE. Each Term A Lender severally agrees on the terms and conditions set forth herein to make a single advance to the Borrower on the First Amendment Closing Date in an amount equal to the difference between such Lender's Term A Commitment and the principal amount of the Term A Loan outstanding on the date hereof.

ARTICLE 2. Amendments to Credit Agreement.

          This First Amendment shall be deemed to be an amendment to the Credit Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this First Amendment, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

     SECTION 2.1. Schedule I, COMMITMENTS AND APPLICABLE LENDING OFFICES, of the Credit Agreement is hereby amended so that such Schedule shall be as set forth in EXHIBIT A to this First Amendment;

     SECTION 2.2. Schedule II of Annex A to Exhibit B, FORM OF BORROWING BASE CERTIFICATE, of the Credit Agreement is hereby amended so that such Schedule shall be as set forth in EXHIBIT B to this First Amendment.

     SECTION 2.3. Section 1.1, CERTAIN DEFINED TERMS, of the Credit Agreement is amended as follows:

          (a) Each of the following definitions is amended and restated to read in its entirety as follows:

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "REVOLVING CREDIT TERMINATION DATE" means the earlier of (a) five years from the First Amendment Closing Date and (b) the Termination Date.

          (b) The existing definition of "ELIGIBLE INVENTORY" is hereby amended by the following:

               (i) inserting the following parenthetical after the words "means Inventory":

          "(including, without limitation, Inventory that constitutes raw materials or work in process)"

               (ii) deleting the "," after the conclusion of the parenthetical in clause (c)(iii)(C) and inserting the word "or" in lieu thereof;

               (iii)  deleting in its entirety clause "(c)(iii)(D)" thereof; and

               (iv) changing the clause designation "(c)(iii)(E)" contained therein to "(c)(iii)(D)".

          (c) The existing definition of "INTEREST PERIOD" is amended by deleting the word "or" after the word "three" and replacing it with a "," in the second sentence of the initial paragraph and inserting after the word "six", the words "or twelve".

          (d) The following definitions are inserted in proper alphabetical order:

     "COMPLIANCE CERTIFICATE" with respect to the Borrower and its Subsidiaries, a certificate to the effect that: (a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by any Loan Party, as described in such certificate, including, without limitation, that the covenants set forth in ARTICLE 8 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form reasonably satisfactory to the Administrative Agent, of such compliance, and (b) the representations and warranties contained in ARTICLE 4 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, unless stated to relate to a specific earlier date in which case such specified representations and warranties shall be true and correct as of such earlier date, and, except for changes in the ordinary course of business not prohibited by this Agreement, none of which, either singly or in the aggregate, have had a Material Adverse Change on the Borrower and its Subsidiaries taken as a whole, which certificate shall be executed and delivered by the chief financial officer of the Borrower.

     "FIRST AMENDMENT" means the First Amendment dated as of August 1, 2003 by and among Borrower, the Lenders and Fleet.

     "FIRST AMENDMENT CLOSING DATE" shall mean the date on which all of the conditions in Article 5 of the First Amendment have been meet.

     "IRS" means the Internal Revenue Service, and any governmental authority succeeding to any of its principal functions under the Internal Revenue Code.

     "NON-U.S. LENDER" has the meaning specified in Section 2.12(e).

     "PERMITTED ACQUISITIONS" means any acquisition by the Borrower or any of the Borrower's Subsidiaries of all or substantially all of the assets or the capital stock of any Person (or segment of such Person's business) which either
(a) has been consented to in writing by the Administrative Agent and the Required Lenders, or (b) complies with each of the following: (i) such Person (or segment of such Person's business) is engaged in substantially the same or similar line of business as the Borrower or any of its Subsidiaries, (ii) the aggregate cash consideration payable and Debt assumed in respect of all such Permitted Acquisitions shall not exceed $5,000,000, during the term of the Credit Agreement, (iii) such Person (or segment of such Person's business) on a consolidated basis with its Subsidiaries being acquired in the proposed acquisition had positive EBITDA for the twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of such proposed acquisition, (iv) the Borrower and its Subsidiaries would have been in compliance on a pro forma consolidated basis after giving effect to such Permitted Acquisition, with the financial covenants contained herein, recomputed for the 12 month period ending on the most recent April 30, July 31, October 31 or January 31, as the case may be, as if such Permitted Acquisition had occurred on the first day of such 12 month period, (v) after giving effect to the proposed acquisition, the Revolving Credit Commitments of all Lenders MINUS the sum of (a) Revolving Advances; (b) Letter of Credit Advances; (c) Swing Line Advances; PLUS (d) the aggregate Available Amount of all Letters of Credit at such time shall equal at least $5,000,000, (vi) the Borrower shall give the Administrative Agent and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma adjustments to EBITDA of the target of such acquisition, and a calculation in reasonable detail of the pro forma effect of such acquisition on matters covered by the financial covenants contained herein, (vii) concurrently with the making of a Permitted Acquisition, the Borrower shall, as additional collateral security for the Obligations, grant or cause to be granted to the Administrative Agent for the ratable benefit of the Lenders, prior liens on and security interests (subject to Permitted Liens existing with respect to such assets at the time of the Permitted Acquisition) in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, and (viii) the Borrower shall not permit to be made any acquisition at any time during which a Default or an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate effective as of the date of consummation of such acquisition.

     "TREASURY REGULATIONS" means the regulations from time to time promulgated under the Internal Revenue Code.

     SECTION 2.4. Section 2.4, REPAYMENT OF ADVANCES, of the Credit Agreement is amended by deleting the aggregate outstanding principal amounts of the Term A Advance for the periods ending on September 30, 2003 and all periods thereafter and replacing them with the following:

                    Date                                Amount
                    ----                                ------
                    September 30, 2003              $   750,000.00
                     December 31, 2003              $   750,000.00
                        March 31, 2004              $   750,000.00

                         June 30, 2004              $   750,000.00
                    September 30, 2004              $   750,000.00
                     December 31, 2004              $   750,000.00
                        March 31, 2005              $   750,000.00

                         June 30, 2005              $   750,000.00
                    September 30, 2005              $ 1,250,000.00
                     December 31, 2005              $ 1,250,000.00
                        March 31, 2006              $ 1,250,000.00

                         June 30, 2006              $ 1,250,000.00
                    September 30, 2006              $ 1,500,000.00
                     December 31, 2006              $ 1,500,000.00
                        March 31, 2007              $ 1,500,000.00

                         June 30, 2007              $ 1,500,000.00
                    September 30, 2007              $ 2,000,000.00
                     December 31, 2007              $ 2,000,000.00
                        March 31, 2008              $ 2,000,000.00
                         June 30, 2008           All remaining outstanding
                                                 principal

     SECTION 2.5. Section 2.5, TERMINATION OR REDUCTION OF THE COMMITMENTS, subsection (b) clause (i) of the Credit Agreement is amended by deleting the proviso "PROVIDED, HOWEVER, that the Term A Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than the fifth anniversary of the Closing Date." and replacing it with the proviso "PROVIDED, HOWEVER, that the Term A Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than June 30, 2008."

     SECTION 2.6. Section 2.12, TAXES, of the Credit Agreement is amended as follows:

          (i) Subsection 2.12 "(a)" is amended by inserting the following after the word "Notes" in the last parenthetical of the first sentence of such subsection (a):

                   ", together with any interest, additions, or similar amounts with respect thereto and any interest in respect of such additions or penalties,".

          (ii) Subsection 2.12 "(e)" is amended and restated in its entirety as follows:

                   "(e) Each Lender Party organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms W-8BEN, W-8ECI or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. A Form W-8BEN completed and delivered by (i) certain foreign trusts, or (ii) persons claiming an exemption or reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the Form W-8BEN contains such Person's U.S. taxpayer identification number. A Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
     Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" shall deliver a statement substantially in the form of EXHIBIT C to the First Amendment (a "Certificate of Exemption") and a Form W-8BEN (certifying as to beneficial ownership) or successor form thereto or any subsequent versions thereof properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Thereafter and from time to time, each such Non-U.S. Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Non-U.S. Lender by the applicable Loan Party pursuant to this Agreement and (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If such Non-U.S. Lender fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Non-U.S. Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, provided that the applicable Loan Party shall not be required to increase any such amounts payable to any Non-U.S. Lender pursuant to SECTION 2.12, unless, as a result of any change in an applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-U.S. Lender is no longer properly entitled to deliver forms, certificates or other evidence as to such Non-U.S. Lender's entitlement to exemption from, or reduction of, U.S. withholding tax.".

          (iii) Subsection 2.12 "(f)" is deleted in its entirety and replaced with subsection 2.12 "(g)", which subsection 2.12(g) is hereby amended by changing the subsection designation "(g)" contained therein to "(f)".

          (iv) Subsection 2.12 is further amended by inserting new subsections "(g)", "(h)" and "(i)" after subsection "(f)", which subsections (g), (h) and (i) shall read as follows:

                   "(g)   If any Non-U.S. Lender claims exemption from, or
     reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing an IRS Form W-8ECI (or any successor form) and such Non-U.S. Lender sells, assigns or (other than pursuant to CLAUSE (h) below) otherwise transfers all or part of the Obligations of a Lender Party to a transferee Lender, such Non-U.S. Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such Obligations of a Lender Party. To the extent of such percentage amount, the Administrative Agent will treat such Non-U.S. Lender's IRS Form W-8BEN, W-8IMY or W-8ECI (or any successor form) as no longer valid.

                   (h) If any Non-U.S. Lender claims an exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing Form W-8ECI (or any successor form) and such Non-U.S. Lender grants a participation in the Obligations of a Lender Party to a transferee Lender, such Non-U.S. Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such Obligations of a Lender Party, and such Non-U.S. Lender agrees to undertake responsibility to provide to the Administrative Agent such forms and documentation (including IRS Form W-8IMY and forms and documentation provided by each participant to the extent required by the IRS) to enable each Lender Party to comply with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                   (i) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax or any other amount from amounts paid to or for the account of any Non-U.S. Lender (because the appropriate form was not delivered or was not properly executed, or because such Non-U.S. Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Non-U.S. Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions, penalties or similar amounts, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION 2.12, together with all costs and expenses (including attorney fees and expenses). The obligation of the Lenders under this CLAUSE (i) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.".

     SECTION 2.7. Section 2.14, USE OF PROCEEDS, of the Credit Agreement is amended to rename existing clauses (c) as (d), and to insert a new clause (c) which shall read as follows:

          "(c) to finance, in part, each of the Mar Cor Acquisition and the BEAL Acquisition, to pay fees and expenses incurred in connection with each of the Mar Cor Acquisition and the BEAL Acquisition,"

     SECTION 2.8. Section 4.16, TAXES, of the Credit Agreement, is amended by inserting new subsection (f), which subsection (f) shall read as follows:

                   "(f) TAX SHELTER REGISTRATION. The Borrower and its Subsidiaries do not intend to treat any of the transactions contemplated by any Loan Document as being a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4.".

     SECTION 2.9. Section 5.7, VISITATION RIGHTS, is amended by inserting new subsection (c), which subsection (c) shall read as follows:

                   "(c) Permit the Administrative Agent and the Lender Parties to conduct a Collateral audit within forty-five (45) days after the First Amendment Closing Date, at the sole cost and expense of the Borrower."

     SECTION 2.10. A new Section 5.17, TAX SHELTER REGISTRATION, is added at the conclusion of Article V to read in its entirety as follows:

          "Section 5.17 TAX SHELTER REGISTRATION.

               Borrower shall promptly notify the Administrative Agent of any action (or the intention to take an action) inconsistent with the representation in Section 4.16 (f) and shall within 10 days of such notice provide a duly completed IRS Form 8886 or successor form. The Borrower acknowledges and agrees that the Lenders and the Administrative Agent may treat the transactions contemplated hereby (or any single transaction contemplated hereby) as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Treasury Regulation Section 301.6112-1, and such Lender or Administrative Agent, as applicable, file such returns or may maintain the lists and other records required by such Treasury Regulations. To the extent a Lender or Administrative Agent determines to maintain such list, the Borrower and its Subsidiaries shall cooperate with the Lender and Administrative Agent in obtaining any information required under such Treasury Regulation.".

     SECTION 2.11. Section 6.2, DEBT, of the Credit Agreement (i) subsection (d) is hereby amended by deleting the number "$5,000,000.00" and replacing it with the number "$7,000,000.00".

          (ii) a new subsection (e) is added to read as follows:

          "(e) Debt assumed in connection with a Permitted Acquisition".

     SECTION 2.12. Section 6.4, FUNDAMENTAL CHANGES, of the Credit Agreement is amended and restated in its entirety to read as follows:

     "Section 6.4 FUNDAMENTAL CHANGES.

          (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, (A) the Borrower or any Wholly-Owned Subsidiaries of the Borrower may make Permitted Acquisitions; (B) any Subsidiary of the Borrower may consolidate with or merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower if the Borrower or such Wholly-Owned Subsidiary will be the surviving corporation; and (C) any Subsidiary may sell, lease, transfer, contribute or otherwise dispose of its assets, in whole or in part, to Borrower or any other Wholly-Owned Subsidiary of the Borrower, and may, following any such disposition in whole, liquidate and dissolve and the Borrower may transfer, contribute or otherwise dispose of its assets in whole or in part to any Wholly-Owned Subsidiary of the Borrower, PROVIDED that the Borrower shall have given the Administrative Agent not less than ten (10) Business Days prior written notice and prior to effecting such merger, Borrower shall take all actions, if any, reasonably required by the Administrative Agent to preserve the Administrative Agent's security interest in the Collateral and all other rights and remedies of the Lenders and the Administrative Agent under the Loan Documents or otherwise then existing by law;

          (b) Except as otherwise expressly permitted herein, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing; or

          (c) Except for Permitted Acquisitions as expressly permitted herein, acquire or permit any Subsidiary to acquire all or substantially all of the assets of any other Person (including capital stock).

     SECTION 2.13. Section 6.6, INVESTMENT IN OTHER PERSONS, of the Credit Agreement is amended as follows:

                   (i)   adding a new subsection "(j)" to read as follows:

                         "(j) Permitted Acquisitions."

                   (ii)  deleting the word "and" at the end of "(h)"; and

                   (iii) deleting the "." at the end of "(i)"; and replacing it with "; and".

     SECTION 2.14. Section 6.17, CAPITAL EXPENDITURES, of the Credit Agreement is amended as follows:

                   (i) deleting the number "$4,000,000.00" and replacing it with the words "the aggregate amount".

                  (ii) deleting the "." and adding the words "as set forth below:" and inserting the following chart:

     August 1, 2002 through July 31, 2003                     $ 5,000,000
     August 1, 2003 through July 31, 2004                     $ 5,500,000
     August 1, 2004 through July 31, 2005                     $ 6,000,000
     August 1, 2005 through July 31, 2006                     $ 6,500,000
     August 1, 2006 through July 31, 2007                     $ 7,000,000

     SECTION 2.15. Section 8.1 of the Credit Agreement is amended by deleting the minimum EBITDA covenant levels for the period ending on July 31, 2003 and all periods thereafter and replacing them with the following:

     Four Fiscal Quarters ending on:           Minimum EBITDA
     -------------------------------           --------------
     July 31, 2003                              $ 16,500,000
     October 31, 2003                           $ 16,500,000

     January 31, 2004                           $ 18,000,000
     April 30, 2004                             $ 18,000,000
     July 31, 2004                              $ 18,000,000
     October 31, 2004                           $ 19,000,000

     January 31, 2005                           $ 19,000,000
     April 30, 2005                             $ 19,000,000
     July 31, 2005                              $ 19,000,000
     October 31, 2005                           $ 22,000,000

     January 31, 2006                           $ 22,000,000
     April 30, 2006                             $ 22,000,000
     July 31, 2006                              $ 22,000,000
     October 31, 2006                           $ 23,500,000

     January 31, 2007                           $ 23,500,000

     April 30, 2007                             $ 23,500,000
     July 31, 2007                              $ 23,500,000
     and each fiscal quarter thereafter

     SECTION 2.16. Section 8.2 of the Credit Agreement is amended by deleting the maximum Ratio of Consolidated Debt to EBITDA covenant levels for the periods ending on July 31, 2003 and all periods thereafter and replacing them with the following:

     Four Fiscal Quarters ending on:                                  Ratio
     -------------------------------                                  -----
     July 31, 2003                                                    2.00
     October 31, 2003                                                 1.75

     January 31, 2004                                                 1.75
     April 30, 2004                                                   1.75
     July 31, 2004                                                    1.75
     October 31, 2004                                                 1.50

     January 1, 2005                                                  1.50
     April 30, 2005                                                   1.50
     July 31, 2005                                                    1.50

     July 31, 2005 and each fiscal quarter thereafter                 1.50

     Section 8.3 of the Credit Agreement is amended by deleting the Fixed Charge Interest Coverage Ratio covenant levels for the periods ending on April 30, 2003 and all periods thereafter and replacing them with the following:

     Four Fiscal Quarters ending on:                          Ratio
     -------------------------------                          -----
     July 31, 2003                                            1.50
     October 31, 2003                                         1.50
     January 31, 2004                                         1.50
     April 30, 2004                                           1.50
     July 31, 2004                                            1.50
     October 31, 2004                                         1.50
     January 31, 2005                                         1.50
     April 30, 2005                                           1.50
     July 31, 2005 and each Fiscal Quarter thereafter         1.50

     SECTION 2.17. Section 8.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "Section 8.4 MINIMUM AVAILABLE ADJUSTED U.S. CASHFLOW COVERAGE RATIO. At all times, Borrower must maintain as of the end of each fiscal quarter a ratio of (i) U.S. EBITDA for the most recently completed four fiscal quarters of the Borrower, PLUS dividends received from

Foreign Subsidiaries (net of applicable withholding taxes), to (ii) the sum of the Borrower and its Subsidiaries U.S. Fixed Charges during such period, of not less than the ratio as provided below:

     Four Fiscal Quarters ending on:                          Ratio
     -------------------------------                          -----
     July 31, 2003                                            1.25
     October 31, 2003                                         1.10
     January 31, 2004                                         1.10
     April 30, 2004                                           1.10
     July 31, 2004                                            1.10
     October 31, 2004                                         1.25
     January 31, 2005                                         1.25
     April 30, 2005                                           1.25
     July 31, 2005 and each Fiscal Quarter thereafter         1.25

     SECTION 2.18. Section 11.7, ASSIGNMENTS AND PARTICIPATIONS, of the Credit Agreement is amended by:

          (i) inserting the following new paragraph after the existing paragraph of subsection (d):

                   "Notwithstanding anything to the contrary contained in the previous paragraph of this SECTION 11.7(d), the Commitments and Advances of any Lender Party (including the Notes evidencing the Commitments of and the Advances owing to any such Lender Party) are registered obligations and the right, title and interest of the Lenders and their assignees in and to such Commitments and Advances shall be transferable only upon recordation of such transfer and of the transferee and its interest in and to the Commitments and the Advances in the Register. No transfer by a Lender or an assignee of any interest in any of the Commitments and the Advances shall be permitted or effective unless and until the transfer and the transferee's interest in the Commitments and the Advances are recorded in the Register. All recordations of transfer and of the transferee's interest shall be conclusive, absent manifest error, as to beneficial ownership of interests in the Commitments and the Advances. A Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Commitment and the Advance, and in no event is any such Note to be considered a bearer instrument or obligation. This SECTION 11.7(d) shall be construed so that the Commitments and the Advances are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any successor provisions of the Code or such Regulations). Solely for purposes of this SECTION _11.7(d), and for U.S. federal income tax purposes only, the Administrative Agent shall act as the Lender Parties' agent for purposes of maintaining such notations of transfer and recordation of the beneficial ownership of the transferee in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lender Parties and each of their respective Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register (other than a participant) as a Lender hereunder for all purposes hereof.".

     SECTION 2.19. Section 11.10, CONFIDENTIALITY, of the Credit Agreement is amended by adding the following new paragraph:

                   "Notwithstanding anything in this Agreement to the contrary, the Administrative Agent, the Lenders, the Borrowers and all other parties to the transactions contemplated hereunder hereby agree that all parties (and each employee, representative, or other agent of such parties) may disclose to any and all persons, without limitation of any kind, the U.S. "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4) of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such U.S. "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4); PROVIDED, that to the extent any document contains information that relates to the "tax treatment" or "tax structure" and contains other information, this paragraph shall only apply to the information relating to the "tax treatment" or "tax structure." The intent of this provision is that the transactions contemplated by this Agreement are not treated as having been offered under conditions of confidentiality for purposes of Treasury Regulation section 1.6011-4(b)(3) and shall be construed in a manner consistent with such purpose.".

ARTICLE 3. Confirmations and References.

     SECTION 3.1. CONTINUING EFFECT. The Credit Agreement and the other Loan Documents delivered in connection therewith are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that, on and after the date hereof, (a) all references in the Loan Documents (i) to the "Credit Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) to the "Loan Documents" shall be deemed to include this First Amendment; and (b) all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

     SECTION 3.2. INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

     SECTION 3.3. CONFIRMATION OF LIENS. The Liens granted pursuant to the Collateral Documents secure, without limitation, the Obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent under the Credit Agreement as amended by this First Amendment. The term "Obligations" as used in the Collateral Documents (or any other term used therein to refer to the liabilities and obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent), include, without limitation, Obligations to the Lenders and the Administrative Agent under the Credit Agreement as amended by this First Amendment.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

     Each of the Borrower and each other Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

     SECTION 4.1. EXISTING REPRESENTATIONS. As of the date hereof and after giving effect to this First Amendment, each and every one of the representations and warranties set forth in the Loan Documents shall, after giving effect to each of the Mar Cor Acquisition and the BEAL Acquisition, be true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each shall hereby be incorporated herein in full by reference as if restated herein in its entirety, except for any representation or warranty limited by its terms to a specific date and except for changes contemplated by this First Amendment or in the ordinary course of business which are not prohibited by the Credit Agreement (as amended hereby) and which shall not, either singly or in the aggregate, result in a Material Adverse Change.

     SECTION 4.2. NO DEFAULT. As of the date hereof, there exists no Default or Event of Default under the Credit Agreement, as amended hereby, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.

     SECTION 4.3. POWER, AUTHORITY, CONSENTS. The Borrower and each of its Subsidiaries has the power to execute, deliver and perform the Credit Agreement, as amended by this First Amendment and to consummate each of the transactions consented to in Section 1 hereof. The Borrower and each of its Subsidiaries has taken all necessary action to authorize the execution, delivery and performance of this First Amendment and the consummation of each of the transactions consented to in Section 1 hereof. No consent or approval of any Person other than those that have been obtained is required in connection with the execution, delivery or performance by the Borrower or any of its Subsidiaries of this First Amendment or the consummation of any of the transactions consented to in
Section 1 hereof.

     SECTION 4.4. NO VIOLATION OF LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower and each of its Subsidiaries of this First Amendment and the consummation of each of the transactions consented to in
Section 1 hereof, will not violate any provision of law presently in effect and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument presently in effect of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower or such Subsidiary, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture presently in effect to which the Borrower or any Subsidiary is a party, or by which any of them is bound or any of their properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any of its Subsidiaries, except for the Liens created and granted pursuant to the Collateral Documents as acknowledged and confirmed herein.

     SECTION 4.5. BINDING EFFECT. This First Amendment has been duly executed and delivered by each of the Borrower, Mar Cor and BEAL and constitutes the valid and legally binding obligation of each of the Borrower, Mar Cor and BEAL, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

ARTICLE 5. CONDITIONS TO AMENDMENT.

     The effectiveness of the amendments contained in Article 1 shall be subject to the fulfillment of the following conditions precedent:

     SECTION 5.1. AMENDMENT. Each of the Borrower, Mar Cor and BEAL and each of the Lenders shall have executed and delivered to the Administrative Agent this First Amendment.

     SECTION 5.2. NO DEFAULT. There shall exist no Event of Default or Default under the Credit Agreement.

     SECTION 5.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 4 hereof shall be true and correct in all material respects on the date hereof as if made on the date hereof.

     SECTION 5.4. REPLACEMENT TERM A PROMISSORY NOTES. The Borrower shall have delivered Replacement Term A Promissory Notes to the Administrative Agent for the account of each of the Lenders, in the respective face principal amounts as set forth on Exhibit A hereto.

     SECTION 5.5. RESOLUTIONS. Each of the Borrower, Mar Cor and BEAL shall have delivered certified copies of resolutions of its respective Board of Directors approving the Acquisition, this Agreement, the Notes, and each other Loan Document and any document relating to the Acquisition to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisition, this Agreement, the Notes, and each other Loan Document and document relating to the Acquisition.

     SECTION 5.6. CHARTER DOCUMENTS. Each of the Borrower, Mar Cor and BEAL shall have delivered a copy of a certificate of the Secretary of State of the jurisdiction of its respective incorporation, dated within twenty (20) Business Days prior to the date hereof, listing the charter of the Borrower and each amendment thereto on file in its office and certifying that (1) such amendments are the only amendments to the Borrower's, Mar Cor's and BEAL's charter, as the case may be, on file in its office, (2) each of the Borrower, Mar Cor and BEAL has paid all franchise taxes to the date of such certificate and (3) each of the Borrower, Mar Cor and BEAL is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

     SECTION 5.7. GOOD STANDING CERTIFICATES. Each of the Borrower, Mar Cor and BEAL shall have delivered a copy of a certificate of the Secretary of State of each State, dated reasonably near the date hereof, stating that each of the Borrower, Mar Cor and BEAL, as the case may be, is duly qualified and in good standing as foreign corporations in such State and has filed all annual reports required to be filed to the date of such certificate.

     SECTION 5.8. CERTIFICATES. Each of the Borrower, Mar Cor and BEAL shall have delivered a certificate signed on behalf of the Borrower, Mar Cor or BEAL, as the case may be, by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower, Mar Cor or BEAL, as the case may be, dated the date hereof (the statements made in such certificate shall be true on and as of the date hereof), certifying as to (1) the absence of any amendments to the charter of the Borrower, Mar Cor or BEAL, as the case may be, since the date of the Secretary of State's certificate referred to above, (2) the absence of any amendments to the bylaws of each of the Borrower, Mar Cor and BEAL since the last date of delivery thereof to the Administrative Agent, (3) the due incorporation and good standing of each of the Borrower, Mar Cor and BEAL, as the case may be, as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the each of the Borrower, Mar Cor and BEAL, as the case may be
(4) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business that are not prohibited by the Credit Agreement and (5) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this First Amendment, that constitutes a Default or an Event of Default.

     SECTION 5.9. INCUMBANCY CERTIFICATES. Each of the Borrower, Mar Cor and BEAL shall have delivered a certificate of the Secretary or an Assistant Secretary of each of the Borrower, Mar Cor and BEAL, as the case may be, certifying the names and true signatures of the officers of the Borrower, Mar Cor and BEAL authorized to sign this First Amendment, the Replacement Term A Promissory Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

     SECTION 5.10. SOLVENCY Certificate. The Borrower shall have delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of the Borrower immediately before and immediately after giving effect to the transactions contemplated by the Acquisitions and the First Amendment, from its President or a Vice President. With respect to the Solvency of the Borrower, the Administrative Agent shall have received such appraisals or other analyses from independent experts of the Borrower as it may request, and such appraisals and analyses shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 5.11. NOTE ASSIGNMENT AGREEMENT SUPPLEMENTS AND INTERCOMPANY NOTES. The Administrative Agent shall have received a duly executed Note Assignment Agreement Supplement for each of Mar Cor and BEAL covering (and together with) an Intercompany Note made by each of Mar Cor and BEAL payable to the Borrower and duly endorsed to the Administrative Agent.

     SECTION 5.12. LIEN SEARCHES. (a) The Administrative Agent shall be in receipt of Uniform Commercial Code, tax and judgment lien searches, or the equivalent, for Mar Cor and each of its Subsidiaries in each jurisdiction in which Mar Cor or any such subsidiary is incorporated or qualified to do business in order to confirm the first priority of the security interests in the Collateral of Mar Cor.

          (b) The Administrative Agent shall be in receipt of Uniform Commercial Code, tax and judgment lien searches, or the equivalent, for BEAL and each of its Subsidiaries in each jurisdiction in which BEAL or any such subsidiary is incorporated or qualified to do business in order to confirm the first priority of the security interests in the Collateral of BEAL.

     SECTION 5.13. RELEASE OF LIENS. The Administrative Agent shall have received Documents evidencing the satisfaction, termination and release of any liens or charges over the assets of Mar Cor as set forth in Schedule 5.13 attached hereto; and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Security Agreement has been taken.

     SECTION 5.14. LANDLORD WAIVER. The Administrative Agent shall have received a duly executed and delivered counterpart of landlord waiver from Lucon Business Park, LLC.

     SECTION 5.15. LEGAL OPINION. The Borrower shall have delivered a satisfactory opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Borrower, to the extent requested by the Administrative Agent, as to the transactions contemplated hereby.

     SECTION 5.16. AMENDMENT FEES. The Borrower shall have paid an amendment fee to the Administrative Agent, for the account of each Lender which has approved this First Amendment, as evidenced by such Lender's timely execution and delivery of a counterpart signature page to this First Amendment, in an amount equal to 0.15% (I.E. 15 basis points) of the aggregate of such approving Lenders' Commitments immediately after the effectiveness of this First Amendment.

     SECTION 5.17. FEES AND EXPENSES. The Borrower shall have paid all fees referred to in the Fee Letter, dated as of the date hereof, from Fleet to Borrower, at such times and in such manner as set forth therein and all accrued fees and expenses of the Administrative Agent and the Lenders (including reasonable fees and expenses of counsel for the Administrative Agent).

     SECTION 5.18. ACQUISITION CONDITIONS AND DELIVERIES.

          (a) The Acquisitions shall have been consummated pursuant to the terms and conditions of (i) the Stock Purchase Agreement, by and among the Borrower, Mar Cor, Robert Blum and The Robert Blum Charitable Trust, in the case of the Mar Cor Acquisition; (ii) the Stock Purchase Agreement, by and between the Borrower and BEQL, in the case of the BEAL Acquisition; and
     (iii) the Stock Purchase Agreement, by and among Carsen Group Inc., Charles Woolacott, David Weatherill and Ben Roczniak, in the case of the Biolab Group Acquisition, and in accordance with applicable law and the documentation for the financing of the Acquisitions and related transactions, and otherwise on terms satisfactory to the Administrative Agent. The conditions of the Acquisitions shall have been satisfied without giving effect to waivers, amendments, modifications or supplements except as approved in advance in writing by the

     Administrative Agent and without amendments, modifications or supplements to any related disclosure letter or schedule not approved in writing in advance by the Administrative Agent. The documents and materials filed publicly by the Borrower and Carsen Group Inc., as the case may be, in connection with the Acquisitions shall have been furnished to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. All required stockholder approvals to effect the Acquisitions shall have been obtained.

          (b) Mar Cor and BEAL shall have executed and delivered to the Administrative Agent a Subsidiary Guaranty Supplement, a Security Agreement Supplement, an Intellectual Property Security Agreement Supplement, and such other Collateral Documents (including an assignment of any rights to indemnity under the Stock Purchase Agreement pursuant to which the Mar Cor Acquisition is being consummated), as the Administrative Agent shall request in order to grant to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a perfected first priority security interest in all personal property of each such company (including, without limitation, all stock or other equity interests of each Subsidiary of each such company), all such documents to be in form and substance satisfactory to the Administrative Agent.

          (c) The Borrower shall have delivered to the Administrative Agent stock certificates representing all of the issued and outstanding shares of each of BEAL and Mar Cor, along with an undated stock power duly executed in blank for each such stock certificate.

          (d) Each of Mar Cor and BEAL shall have delivered to the Administrative Agent evidence of the insurance required by the terms of the Security Agreement.

          (e) The Borrower shall have delivered to the Administrative Agent a reliance letter with respect to the legal opinion delivered to the Borrower by Miller Thompson, LLP, counsel to BEAL in connection with the BEAL Acquisition, in form and substance satisfactory to the Administrative Agent.

          (f) The Borrower shall have delivered to the Administrative Agent copies of agreements and instruments, with all exhibits and disclosure schedules thereto, and all amendments thereto, evidencing the Mar Cor Acquisition and the BEAL Acquisition, all of which shall be in form and substance satisfactory to the Administrative Agent.

ARTICLE 6. MISCELLANEOUS.

     SECTION 6.1. CONTINUED EFFECTIVENESS. Except as specifically amended herein, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     SECTION 6.2. GOVERNING LAW. This First Amendment shall be governed and construed in accordance with the laws of the State of New York, without regard to its rules pertaining to conflicts of laws other than General Obligations Law
Section 5.1401.

     SECTION 6.3. SEVERABILITY. The provisions of this First Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this First Amendment in any jurisdiction.

     SECTION 6.4. COUNTERPARTS. This First Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this First Amendment by facsimile shall be as effective as delivery of an originally executed counterpart.

     SECTION 6.5. BINDING EFFECT; ASSIGNMENT. This First Amendment shall be binding upon and inure to the benefit of the Borrower and its respective successors and to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. The rights and obligations of the Borrower under this First Amendment shall not be assigned or delegated without the prior written consent of the Lenders, and any purported assignment or delegation without such consent shall be void.

     SECTION 6.6. EXPENSES. The Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable fees of counsel for the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and any documents required to be furnished herewith.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         CANTEL MEDICAL CORP.,
                           as Borrower


                         By /s/ James P. Reilly
                           --------------------

                         Name: James P. Reilly
                         Title: President & Chief Executive Officer

                         FLEET NATIONAL BANK,
                          AS ADMINISTRATIVE AGENT,
                          AS INITIAL ISSUING BANK,
                          AS SWING LINE BANK AND AS A LENDER


                         By: /s/ Stephen Kowalski
                            -----------------------------

                         Title:  Senior Vice President
                               --------------------------

                         PNC BANK, NATIONAL ASSOCIATION,
                          AS DOCUMENTATION AGENT AND AS A LENDER

                         By:  /s/ Jeffrey A. Blakemore
                            ---------------------------------

                         Title: Senior Vice President
                               ------------------------------

                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                          AS A LENDER

                         By: /s/ Kenneth E. Lachance
                            ------------------------------------

                         Title:  Vice President
                               ---------------------------------

                         BIOLAB EQUIPMENT ATLANTIC, LTD.,


                         By:  /s/ James P. Reilly
                            ---------------------------

                         Name: James P. Reilly
                         Title: President & Chief Executive Officer

                         MAR COR SERVICES, INC.


                         By:  /s/ Craig A. Sheldon
                             -------------------------

                         Name: Craig A. Sheldon
                         Title: Secretary